Exhibit 99.1
PRESS RELEASE

Contacts:
Joseph Jones (Media)	Richard Veldran (Investors/Analysts)
jonesjo@dnb.com	veldranr@dnb.com
973.921.5732	973.921.5863
D&B Announces Strong First Quarter 2006 Results and Confirms Guidance
•	EPS Up 16 Percent Before Non-Core Gains and Charges; Up 3 Percent on a GAAP Basis Due Primarily to Prior Year Tax Benefits from Divested Businesses

•	Core and Total Revenue Up 9 Percent Before Foreign Exchange; Up 8 Percent After Foreign Exchange
Short Hills, NJ — May 3, 2006 — D&B (NYSE: DNB), the leading provider of global business information, tools and business insight, today reported results for the first quarter ended March 31, 2006.
“We are very pleased with our revenue, operating income and EPS results in the first quarter,” said Steve Alesio, chairman and CEO of D&B.
“We feel good about the continued momentum we are driving in the U.S. and the improvements we are seeing within our International segment. With investments geared toward improving our customers’ experience and a winning team in place, we are well positioned to deliver strong results in 2006.”

First Quarter 2006 Results
Diluted earnings per share before non-core gains and charges for the quarter ended March 31, 2006, were $0.81, up 16 percent from $0.70 in the prior year quarter. On a GAAP basis, diluted earnings per share were $0.75, up 3 percent from $0.73 in the prior year quarter.
See attached Schedule 3 for a reconciliation of earnings per share before non-core gains and charges to earnings per share on a GAAP basis, as well as the definitions of the non-GAAP financial measures that the Company uses to evaluate the business.
Core and total revenue for the quarter was $367.2 million, up 9 percent before the effect of foreign exchange (up 8 percent after the effect of foreign exchange) from the prior year quarter.
Core and total revenue results for the first quarter of 2006 reflect the following:
•	Risk Management Solutions revenue of $243.9 million, up 7 percent before the effect of foreign exchange (up 5 percent after the effect of foreign exchange);

•	Sales & Marketing Solutions revenue of $95.1 million, up 10 percent (both before and after the effect of foreign exchange);

•	E-Business Solutions revenue of $20.6 million, up 33 percent (both before and after the effect of foreign exchange); and

•	Supply Management Solutions revenue of $7.6 million, up 11 percent before the effect of foreign exchange (up 10 percent after the effect of foreign exchange).
See attached Schedules 4 and 5 for additional detail.
Operating income before non-core gains and charges was $92.4 million, up 12 percent from the prior year quarter. On a GAAP basis, operating income was

$86.0 million, up 19 percent from the prior year quarter. During the quarter, the Company also incurred transition costs of $4.5 million compared with $5.8 million in the prior year quarter.
See attached Schedule 3 for additional detail.
Net income before non-core gains and charges was $55.7 million for the quarter, up 11 percent from $50.2 million in the prior year quarter. On a GAAP basis, net income was $51.5 million, down 1 percent from $52.1 million in the prior year quarter.
See attached Schedule 3 for additional detail.
Free cash flow for the first quarter of 2006, excluding the impact of legacy tax matters, was $70.3 million, down 10 percent from the first quarter of 2005. Free cash flow now includes the effect of our adoption of expensing stock options pursuant to SFAS No. 123R, which resulted in a reclassification of $18.1 million from Cash Flow from Operating Activities to Cash Flow from Financing Activities in the quarter.
The Company defines free cash flow as net cash provided by operating activities less capital expenditures and additions to computer software and other intangibles. On a GAAP basis, net cash provided by operating activities was $36.2 million, down 46 percent from the prior year period. Net cash provided by operating activities, excluding $39.8 million of legacy tax matters was $76.0 million for the first quarter of 2006, down 8 percent from the prior year period.
See attached Schedule 4 for additional detail.
Share repurchases during the quarter, under the Company’s current two-year program commenced in the first quarter of 2005 totaled $91.9 million, with $291.9 million repurchased since inception. This amount is in addition to the Company’s existing repurchase program to offset the dilutive effect of shares issued under employee benefit plans, which totaled $30.6 million in the first quarter of 2006.

The Company ended the quarter with $229.3 million of cash, cash equivalents and marketable securities.
First Quarter 2006 Segment Results
United States
Core and total revenue for the quarter was $286.0 million, up 9 percent from $263.2 million in the prior year quarter.
U.S. core and total revenue results for the first quarter of 2006 reflect the following:
•	Risk Management Solutions revenue of $176.1 million, up 7 percent;

•	Sales & Marketing Solutions revenue of $83.6 million, up 8 percent;

•	E-Business Solutions revenue of $19.6 million, up 29 percent; and

•	Supply Management Solutions revenue of $6.7 million, up 14 percent.
See attached Schedules 4 and 5 for additional detail.
Operating income for the quarter was $103.7 million, up 6 percent from the prior year quarter. This increase was due to improved revenue in the U.S. segment and benefits from the Company’s Financial Flexibility program, partially offset by higher benefit costs, including stock option expensing, and the impact of increased costs associated with data purchases from our International segment.

International
Core and total revenue for the quarter was $81.2 million, up 11 percent before the effect of foreign exchange (up 4 percent after the effect of foreign exchange from $78.1 million in the prior year quarter). During the first quarter, the Italian real estate data business contributed 3 percentage points of core revenue growth with the majority of the growth due to a price increase.
International core and total revenue results for the first quarter of 2006 reflect the following:
•	Risk Management Solutions revenue of $67.8 million, up 8 percent before the effect of foreign exchange (up 1 percent after the effect of foreign exchange);

•	Sales & Marketing Solutions revenue of $11.5 million, up 30 percent before the effect of foreign exchange (up 23 percent after the effect of foreign exchange);

•	E-Business Solutions revenue of $1.0 million; and

•	Supply Management Solutions revenue of $0.9 million, down 5 percent before the effect of foreign exchange (down 13 percent after the effect of foreign exchange).
See attached Schedules 4 and 5 for additional detail.
Operating income for the quarter was $8.7 million, up $6.8 million from $1.9 million in the prior year quarter. This increase was primarily due to improved revenue in the International segment, benefits from the Company’s Financial Flexibility program and data sales to our U.S. segment, as referenced earlier.

Non-Core Gains and Charges
During the first quarter of 2006, the Company recorded a net pre-tax, non-core charge of $6.4 million related to its Financial Flexibility initiatives.
During the first quarter of 2005, the Company recorded pre-tax, non-core charges of $10.4 million related to its Financial Flexibility initiatives and a non-core gain for taxes of $9.0 million related to tax benefits recognized upon the liquidation of dormant international entities whose assets were divested as part of the Company’s International strategy.
D&B’s restructuring charges may be viewed as recurring as they are part of its Financial Flexibility initiatives. In addition to reporting GAAP results, the Company reports results before restructuring charges and other non-core gains and charges because they are not a component of its ongoing income or expenses and may have a disproportionate positive or negative impact on the results of its ongoing underlying business operations. For additional information, see the section titled “Use of Non-GAAP Financial Measures” below.
See attached Schedule 3 for additional detail.
2006 Outlook
The Company confirmed the following full year guidance for 2006, which includes the expensing of stock options:
•	Core revenue growth of 6 percent to 8 percent, before the effect of foreign exchange, all of which will be organic;

•	Operating income growth before non-core gains and charges of 8 percent to 10 percent;

•	Diluted EPS of $3.83 to $3.93 before non-core gains and charges, representing 10 percent to 13 percent growth;

•	Free cash flow of $290 million to $305 million. As a reminder, the Company’s free cash flow outlook excludes the impact of the Company’s legacy tax matters; and

•	Tax rate before non-core gains and charges of approximately 38 percent.
D&B does not provide revenue growth guidance on a GAAP basis because D&B is unable to predict, with reasonable certainty, the future movement of foreign exchange rates. Additionally, the Company does not provide EPS guidance, operating income growth, free cash flow or tax rate guidance on a GAAP basis because the Company is unable to predict, with reasonable certainty, the future impact of non-core gains and charges, such as restructuring charges and legacy tax matters, which are a component of the most comparable financial measures calculated in accordance with GAAP. Non-core gains and charges are uncertain and will depend on several factors, including industry conditions. The impact of these non-core gains and charges could be material to D&B’s results computed in accordance with GAAP.
See attached Schedule 3 for additional detail.
Use of Non-GAAP Financial Measures
D&B reports non-GAAP financial measures in this press release and the schedules attached. D&B reports core revenue after the effects of foreign exchange and core revenue growth before and after the effects of foreign exchange. Additionally, the Company reports organic revenue growth and each of operating income, operating margin, net income, diluted earnings per share and tax rate (defined as Provision for Income Taxes divided by Income before Provision for Income Taxes) before non-core gains and charges, free cash flow, and net debt position.

See “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations — How We Manage Our Business” in the Company’s Annual Report on Form 10-K for the period ending December 31, 2005, filed March 1, 2006 with the SEC, for a discussion of how the Company defines these measures, why it uses them and why it believes they provide useful information to investors. These measures are defined in Schedule 3 attached to this earnings release.
First Quarter Teleconference
As previously announced, D&B will review its first quarter financial results in a conference call with the investment community on Thursday, May 4, 2006, at 10 a.m. ET. Live audio, as well as a replay of the conference call and other related information, will be accessible on D&B’s Investor Relations Web site at http://investor.dnb.com.
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About D&B
D&B (NYSE:DNB) is the world’s leading source of business information and insight, enabling companies to Decide with Confidence ® for 165 years. D&B’s global commercial database contains more than 100 million business records. The database is enhanced by D&B’s proprietary DUNSRight ® Quality Process, which transforms the enormous amount of data D&B collects daily into decision-ready insight. Through the D&B Worldwide Network — an unrivaled alliance of D&B and leading business information providers around the world — customers gain access to the world’s largest and highest quality global commercial business information.
D&B partners with many of the world’s largest and most successful enterprises as well as mid-size companies and entrepreneurial start-ups. Customers use D&B Risk Management SolutionsTM to mitigate credit risk, increase cash flow and drive increased profitability; D&B Sales & Marketing SolutionsTM to increase revenue from new and existing customers; D&B E-Business SolutionsTM to convert prospects into clients faster by enabling business professionals to research companies, executives and industries; and D&B Supply Management SolutionsTM to generate ongoing savings through supplier consolidation, and to protect their businesses from supply chain disruption and serious financial, operational and regulatory risk. For more information, please visit www.dnb.com.
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Forward-Looking and Cautionary Statements
This press release, including, in particular, the section titled “2006 Outlook,” contains projections of future results and other forward-looking statements that involve a number of trends, risks and uncertainties, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.
The following important factors could cause actual results to differ materially from those projected in such forward-looking statements.
•	D&B relies significantly on third parties to support critical components of its business model in a continuous and high-quality manner, including third-party data providers, strategic partners in its WorldWide network, and outsourcing partners.

•	Demand for D&B’s products is subject to intense competition, changes in customer preferences and, to a lesser extent, economic conditions which impact customer behavior.

•	The profitability of D&B’s International segment depends on its ability to identify and execute on various initiatives, such as the implementation of subscription plan pricing and successfully managing its WorldWide Network, and to identify and contend with various challenges present in foreign markets, such as local competition and the availability of public records at no cost.

•	D&B’s ability to renew large contracts and the timing thereof may impact its results of operations from period to period.

•	D&B’s results, including operating income, are subject to the effects of foreign economies, exchange rate fluctuations and U.S. and foreign legislative or regulatory requirements, and the adoption of new or changes in accounting policies and practices, including pronouncements by the Financial Accounting Standards Board or other standard-setting bodies.

•	D&B’s solutions and brand image are dependent upon the integrity of its global database and the continued availability thereof through the internet and by other means, as well as our ability to protect key assets, such as data center capacity.

•	D&B is involved in various tax matters and legal proceedings, the outcomes of which are unknown and uncertain with respect to the impact on D&B’s cash flow and profitability. See the Company’s most recent Annual Report on Form 10-K and notes to the financial statements included therewith, for a more detailed description of these matters.

•	D&B’s ability to successfully implement its Blueprint for Growth Strategy requires that it successfully reduce its expense base through its Financial Flexibility Program, and reallocate certain of the expense base reductions into initiatives that produce desired revenue growth.

•	D&B’s future success requires that it attract and retain qualified personnel in regions throughout the world.

•	D&B’s ability to repurchase shares is subject to market conditions, including trading volume in its stock, and its ability to repurchase securities in accordance with applicable securities laws.

•	D&B’s ability to acquire and successfully integrate other complementary businesses, products and technologies into its existing business, without significant disruption to its existing business or to its financial results.

•	D&B’s projection for free cash flow in 2006 is dependent upon its ability to generate revenue, its collection processes, customer payment patterns, the timing and volume of stock option exercises, the amount and timing of payments related to the tax and other matters and legal proceedings in which it is involved, as referenced above and as more fully described in the Company’s filings with the SEC, including its most recent Annual Report on Form 10-K and notes to the financial statements included therewith.
For a more detailed discussion of the trends, risks and uncertainties that may affect D&B’s operating and financial results and its ability to achieve the financial objectives discussed in this press release, readers should review the Company’s most recent filings with the SEC, including the Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Copies of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are available on its web site at www.dnb.com and on the SEC’s web site at www.sec.gov. D&B cautions that the foregoing list of important factors is not complete and does not undertake any obligation to update any forward-looking statements.

Schedule 1
The Dun & Bradstreet Corporation
Consolidated Statement of Operations (unaudited) — As Reported

				Effects of
	Quarter Ended		AFX	Foreign	BFX
	March 31,		% Change	Exchange	% Change
Amounts in millions, except per share data	2006	2005	Fav/(Unfav)	Fav/(Unfav)	Fav/(Unfav)
Revenue:
U.S.	$286.0	$263.2	9%	0%	9%
International	81.2	78.1	4%	(7)%	11%

Core and Total Revenue	$367.2	$341.3	8%	(1)%	9%

Operating Income (Loss):
U.S.	$103.7	$98.1	6%
International	8.7	1.9	N/M

Total Divisions	112.4	100.0	12%
Corporate and Other (1)	(26.4)	(28.0)	6%

Operating Income	86.0	72.0	19%

Interest Income	2.7	2.8	(3)%
Interest Expense	(5.4)	(5.3)	(3)%
Minority Interest	(0.1)	0.7	N/M
Other Income (Expense) — Net	(0.5)	(0.2)	N/M

Non-Operating Income (Expense) — Net	(3.3)	(2.0)	(63)%

Income before Provision for Income Taxes	82.7	70.0	18%
Provision for Income Taxes	31.3	18.1	(73)%
Equity in Net Income (Loss) of Affiliates	0.1	0.2	(53)%

Net Income (2)	$51.5	$52.1	(1)%

Basic Earnings Per Share of Common Stock	$0.77	$0.76	1%

Diluted Earnings Per Share of Common Stock (3)	$0.75	$0.73	3%

Weighted Average Number of Shares Outstanding:
Basic	66.4	68.5	3%

Diluted	68.4	71.4	4%

AFX — After Effects of Foreign Exchange

BFX — Before Effects of Foreign Exchange

N/M — Not Meaningful
See Schedule 3 (Notes to Schedules), which is an integral part of the consolidated statement of operations.
This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

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Schedule 2
The Dun & Bradstreet Corporation
Consolidated Statement of Operations (unaudited) — Before Non-Core Gains and Charges

				Effects of
	Quarter Ended		AFX	Foreign	BFX
	March 31,		% Change	Exchange	% Change
Amounts in millions, except per share data	2006	2005	Fav/(Unfav)	Fav/(Unfav)	Fav/(Unfav)
Revenue:
U.S.	$286.0	$263.2	9%	0%	9%
International	81.2	78.1	4%	(7)%	11%

Core and Total Revenue	$367.2	$341.3	8%	(1)%	9%

Operating Income (Loss):
U.S.	$103.7	$98.1	6%
International	8.7	1.9	N/M

Total Divisions	112.4	100.0	12%
Corporate and Other (1)	(20.0)	(17.6)	(13)%

Operating Income	92.4	82.4	12%

Interest Income	2.7	2.8	(3)%
Interest Expense	(5.4)	(5.3)	(3)%
Minority Interest	(0.1)	0.7	N/M
Other Income (Expense) — Net	(0.5)	(0.2)	N/M

Non-Operating Income (Expense) — Net	(3.3)	(2.0)	(63)%

Income before Provision for Income Taxes	89.1	80.4	11%
Provision for Income Taxes	33.5	30.4	(11)%
Equity in Net Income (Loss) of Affiliates	0.1	0.2	53%

Net Income (2)	$55.7	$50.2	11%

Basic Earnings Per Share of Common Stock	$0.84	$0.73	15%

Diluted Earnings Per Share of Common Stock (3)	$0.81	$0.70	16%

Weighted Average Number of Shares Outstanding:
Basic	66.4	68.5	3%

Diluted	68.4	71.4	4%

AFX — After Effects of Foreign Exchange

BFX — Before Effects of Foreign Exchange

N/M — Not Meaningful
See Schedule 3 (Notes to Schedules) for a definition of Non-GAAP measures and a reconciliation of non-core gains and charges.
This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

Schedule 3
The Dun & Bradstreet Corporation
Notes to Schedules 1 and 2 (unaudited) and Definitions of Non-GAAP Measures
(1) The following table reconciles Corporate and Other expenses included in Schedule 1 and Schedule 2:

	Quarter Ended
	March 31,		% Change
Amounts in millions	2006	2005	Fav/(Unfav)
Corporate and Other — As Reported (Schedule 1)	$(26.4)	$(28.0)	6%

Restructuring Charges	(6.4)	(10.4)	38%

Corporate and Other — Before Non-Core Gains and Charges (Schedule 2)	$(20.0)	$(17.6)	(13)%

(2) The following table reconciles Net Income included in Schedule 1 and Schedule 2:

	Quarter Ended
	March 31,		% Change
Amounts in millions	2006	2005	Fav/(Unfav)
Net Income — As Reported (Schedule 1)	$51.5	$52.1	(1)%

Restructuring Charges	(4.2)	(7.1)	41%
Tax Benefits recognized upon the liquidation of dormant International corporations	—	9.0	N/M

Net Income — Before Non-Core Gains and Charges (Schedule 2)	$55.7	$50.2	11%

(3) The following table reconciles Diluted Earnings Per Share included in Schedule 1 and Schedule 2:

	Quarter Ended
	March 31,		% Change
	2006	2005	Fav/(Unfav)
Diluted EPS — As Reported (Schedule 1)	$0.75	$0.73	3%

Restructuring Charges	(0.06)	(0.10)	40%
Tax Benefits recognized upon the liquidation of dormant International corporations	—	0.13	N/M

Diluted EPS — Before Non-Core Gains and Charges (Schedule 2)	$0.81	$0.70	16%

N/M — Not Meaningful
The following defines the non-GAAP measures used to evaluate performance:

*	Total revenue excluding the revenue of divested businesses is referred to as “core revenue.” Core revenue includes the revenue from acquired businesses from the date of acquisition

*	Core revenue growth, excluding the effects of foreign exchange, is referred to as “revenue growth before the effects of foreign exchange.” We also separately analyze core revenue growth before the effects of foreign exchange among two components, “organic core revenue growth” and “core revenue growth from acquisitions”

*	Results (such as operating income, operating income growth, operating margin, net income, tax rate and diluted earnings per share) exclude Restructuring Charges (whether recurring or non-recurring) and certain other items that we consider do not reflect our underlying business performance. We refer to these Restructuring Charges and other items as “non-core gains and (charges)”

*	Net cash provided by operating activities minus capital expenditures and additions to computer software and other intangibles is referred to as “free cash flow”

*	Cash, cash equivalents and marketable securities minus short-term debt and long-term debt is referred to as “net debt position”
This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

Schedule 4
The Dun & Bradstreet Corporation
Supplemental Financial Data (unaudited)

				Effects of
	Quarter Ended		AFX	Foreign	BFX
	March 31,		% Change	Exchange	% Change
Amounts in millions	2006	2005	Fav/(Unfav)	Fav/(Unfav)	Fav/(Unfav)
Geographic and Customer Solution Set Revenue:
U.S.:
Risk Management Solutions	$176.1	$164.7	7%	0%	7%
Sales & Marketing Solutions	83.6	77.4	8%	0%	8%
E-Business Solutions	19.6	15.2	29%	0%	29%
Supply Management Solutions	6.7	5.9	14%	0%	14%

Core & Total U.S. Revenue	286.0	263.2	9%	0%	9%

International:
Risk Management Solutions	67.8	67.4	1%	(7)%	8%
Sales & Marketing Solutions	11.5	9.3	23%	(7)%	30%
E-Business Solutions	1.0	0.4	N/M	N/M	N/M
Supply Management Solutions	0.9	1.0	(13)%	(8)%	(5)%

Core & Total International Revenue	81.2	78.1	4%	(7)%	11%

Total Corporation:
Risk Management Solutions	243.9	232.1	5%	(2)%	7%
Sales & Marketing Solutions	95.1	86.7	10%	0%	10%
E-Business Solutions	20.6	15.6	33%	0%	33%
Supply Management Solutions	7.6	6.9	10%	(1)%	11%

Core & Total Revenue	$367.2	$341.3	8%	(1)%	9%

Operating Costs:
Operating Expenses	$109.4	$95.1	(15)%
Selling and Administrative Expenses	158.9	155.2	(2)%
Depreciation and Amortization	6.5	8.6	24%
Restructuring Expense	6.4	10.4	38%

Total Operating Costs	$281.2	$269.3	(4)%		.

Capital Expenditures	$1.6	$3.1	48%

Additions to Computer Software & Other Intangibles	$4.1	$1.5	N/M

Amounts in millions	Mar 31, 2006	Dec 31, 2005	Sep 30, 2005	Jun 30, 2005	Mar 31, 2005
Net Debt Position:
Cash and Cash Equivalents	$126.1	$195.3	$264.6	$245.3	$295.4
Marketable Securities	103.2	109.4	—	69.2	34.4
Short-Term Debt	(1.1)	(300.8)	(303.0)	(303.3)	(301.7)
Long-Term Debt	(299.3)	(0.1)	(0.3)	(0.4)

Net Debt Position	$(71.1)	$3.8	$(38.7)	$10.8	$28.1

4

Schedule 4
The Dun & Bradstreet Corporation
Supplemental Financial Data (unaudited)

	Year-To-Date
			% Change
Amounts in millions	Mar 31, 2006	Mar 31, 2005	Fav/(Unfav)
Free Cash Flow excluding Legacy Tax Matters:
Net Cash Provided By Operating Activities (As Reported)	$36.2	$66.9	(46)%
Less:
Capital Expenditures (As Reported)	1.6	3.1	48%
Additions to Computer Software & Other Intangibles (As Reported)	4.1	1.5	N/M

Free Cash Flow	30.5	62.3	(51)%
Add: Legacy Tax Matters	39.8	15.8	N/M

Free Cash Flow excluding Legacy Tax Matters	$70.3	$78.1	(10)%

	Year-To-Date
			% Change
Amounts in millions	Mar 31, 2006	Mar 31, 2005	Fav/(Unfav)
Free Cash Flow excluding Legacy Tax Matters and the Effect of Adoption of SFAS 123R:
Free Cash Flow excluding Legacy Tax Matters	$70.3	$78.1	(10)%
Add: Effect of Adoption of SFAS No. 123R (4)	18.1	—	N/M

Free Cash Flow excluding Legacy Tax Matters and the Effect of Adoption of SFAS 123R	$88.4	$78.1	13%

	Year-To-Date
			% Change
Amounts in millions	Mar 31, 2006	Mar 31, 2005	Fav/(Unfav)
Net Cash Provided By Operating Activities excluding Legacy Tax Matters:
Net Cash Provided By Operating Activities (As Reported)	$36.2	$66.9	(46)%
Add: Legacy Tax Matters	39.8	15.8	N/M

Net Cash Provided By Operating Activities excluding Legacy Tax Matters	$76.0	$82.7	(8)%

AFX — After Effects of Foreign Exchange

BFX — Before Effects of Foreign Exchange

N/M — Not Meaningful
(4)	We adopted SFAS 123R under the “Modified Prospective” method effective January 1, 2006. Accordingly, there is no corresponding amount for the 2005 time period.
This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

Schedule 5
The Dun & Bradstreet Corporation
Revenue Reconciliation and Detail
Quarter Ended March 31, 2006

	Quarter Ended March 31, 2006 vs. 2005
				Traditional/VAPs as a
	AFX	Effects of	BFX	% of Total Customer Solution Sets/Core
	% Change	Foreign	% Change	2006		2005
Amounts in millions	Fav/(Unfav)	Exchange	Fav/(Unfav)	% Product Line/Core		% Product Line/Core
Revenue:
U.S.:
Risk Management Solutions:
Traditional	4%	0%	4%	77%	48%	79%	50%
VAPs	18%	0%	18%	23%	14%	21%	13%
Total Risk Management Solutions	7%	0%	7%		62%		63%
Sales & Marketing Solutions:
Traditional	1%	0%	1%	43%	12%	46%	13%
VAPs	14%	0%	14%	57%	17%	54%	16%
Total Sales & Marketing Solutions	8%	0%	8%		29%		29%
E-Business Solutions	29%	0%	29%		7%		6%
Supply Management Solutions	14%	0%	14%		2%		2%

Core & Total U.S. Revenue	9%	0%	9%

International:
Risk Management Solutions:
Traditional	-1%	-7%	6%	89%	74%	91%	78%
VAPs	20%	-2%	22%	11%	9%	9%	8%
Total Risk Management Solutions	1%	-7%	8%		83%		86%
Sales & Marketing Solutions:
Traditional	24%	-7%	31%	53%	8%	53%	7%
VAPs	22%	-8%	30%	47%	7%	47%	6%
Total Sales & Marketing Solutions	23%	-7%	30%		15%		13%
E-Business Solutions	N/M	N/M	N/M		1%		0%
Supply Management Solutions	-13%	-8%	-5%		1%		1%

Core & Total International Revenue	4%	-7%	11%

Total Corporation:
Risk Management Solutions:
Traditional	2%	-3%	5%	80%	53%	82%	56%
VAPs	18%	0%	18%	20%	13%	18%	12%
Total Risk Management Solutions	5%	-2%	7%		66%		68%
Sales & Marketing Solutions:
Traditional	4%	0%	4%	44%	12%	47%	12%
VAPs	15%	-1%	16%	56%	14%	53%	13%
Total Sales & Marketing Solutions	10%	0%	10%		26%		25%
E-Business Solutions	33%	0%	33%		6%		5%
Supply Management Solutions	10%	-1%	11%		2%		2%

Core & Total Revenue	8%	-1%	9%

AFX — After Effects of Foreign Exchange

BFX — Before Effects of Foreign Exchange
This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.